                                                                   EXHIBIT 99(i)

                          SALE AND PURCHASE AGREEMENT
                          ---------------------------



     THIS SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered as of the 11th day of December, 1996, by and between NORSE EXPLORATION, INC., AND NORSE PIPELINE, INC., both Delaware Corporations, ("Seller"), and GOTHIC ENERGY CORPORATION, an Oklahoma corporation ("Buyer").

                               WITNESSETH THAT:

     WHEREAS, Norse Exploration, Inc. is the owner of the Properties, as hereinafter defined; and

     WHEREAS, Norse Pipeline, Inc. is the owner of the general partnership interest in the Sycamore Gas System, as hereinafter defined; and

     WHEREAS, Norse Exploration desires to sell its Properties and all of its shares in Norse Pipeline, Inc. to Buyer with the understanding between the parties that Buyer can assign its right to purchase the shares of Norse Pipeline to a wholly owned subsidiary,

     NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:


                                   ARTICLE 1

                                   INTERESTS
                                   ---------

     1.1 INTERESTS. Seller Norse Exploration, Inc., is the non-operator owner of (i) undivided interests in and under oil and gas leases covering lands upon which the wells described in Exhibit A is attributed by reason of inclusion in a statutory or voluntary unit, together with undivided interests attributable to said leases in the wells, personal property, fixtures and equipment located on the lands covered by said leases or units, or used or obtained in connection with the agreements, licenses, permits, easements, orders of regulatory agencies and other rights and interests relating thereto, but specifically excluding any royalty, overriding royalty or other interests in or under the leases, hereinafter referred to collectively as the "Properties", and (ii) Seller, Norse Pipeline, Inc. is a 40.09 % general partnership interest in Sycamore Gas System, an Oklahoma general gathering system, processing plant and storage facilities described in Exhibit B (together with all real property, easements, rights of way, surface use agreements and other interests in real property related or appurtenant thereto, all personal property, fixtures and equipment comprising or used in connection therewith, and all contracts and agreements of every nature whatsoever relating thereto, hereinafter referred to as the "Sycamore System". Seller's interests in the Properties, its ownership of all the issued and outstanding shares of Norse Pipeline, Inc. being sold herein, which includes the ownership of Norse Pipeline, Inc. in the general partnership interest in Sycamore are hereinafter referred to collectively as the "Interests".

     1.2  EXCLUSION: RESERVATION. To the extent Seller owns a mineral, royalty,
          -----------------------
overriding royalty, production payment, net profits or other non-cost bearing interest in any of the Properties or the production therefrom, such interest is not intended to be included in the Interests and is specifically reserved to Seller.


                                   ARTICLE 2

                      SALE AND PURCHASE OF THE INTERESTS
                      ----------------------------------

     2.1  AGREEMENT FOR SALE AND PURCHASE: EFFECTIVE TIME.  Seller hereby agrees
          -----------------------------------------------
to sell to Buyer and Buyer hereby agrees to purchase from Seller on the Closing Date (as hereinafter defined) the Interests. The effective time of the sale and purchase of the Interests shall be 7:00 a.m. Central Daylight Time on January 1, 1997 (the "Effective Time").

     2.2  PURCHASE PRICE. The purchase price for the Interests (the "Purchase
          --------------
Price") shall be the sum of (i) Ten Million Seven Hundred Fifty Thousand and No/100 Dollars $10,750,000.00 (the "Base Price") plus Two Hundred Thousand (200,000) warrants as further described in Article 2.6 below, less (ii) the Net Adjustment (as hereinafter defined) all subject to the Maximum Adjustment set out in Article 3.7 below. The Purchase Price shall be paid by Buyer in immediately available funds at the Closing (as hereinafter defined).

     2.3  NET ADJUSTMENT.  The Net Adjustment (as limited by Article 3.7) shall
          --------------
be the sum of the adjustment amounts described in Sections 3.4 (Title Defects),
Section 7.4 (Gas Imbalances), Section 7.5 (Disapproved Operations), Section 7.6 (Preferential Rights), Section 7.7 (Operations Subsequent to the Effective Time) and Section 8.5 (Environmental Defects).

     2.4  DEPOSIT. Contemporaneously with the execution of this Agreement,
          -------
Buyer Buyer is delivering to Seller, immediately available funds in accordance with wire instructions furnished by Buyer, the sum of One Million Seventy-Five Thousand and No/100 Dollars $1,075,000.00 [10% of the Base Price] as a deposit toward the Purchase Price (the "Deposit"). In the event that Buyer shall fail to close the transaction contemplated hereby in accordance with the terms of this Agreement, and provided that the conditions precedent to the obligations of Buyer as set forth in Article 9 hereof have been fulfilled or Seller is ready, willing and able to comply with all such conditions precedent, Seller shall be entitled to retain as its sole remedy the Deposit as liquidated damages pursuant to Section 11.2.

     2.5  AGREED VALUES. The Base Price has been allocated by the parties among
          --------------
the Properties and Seller's interest in Sycamore as set out in Exhibit D. The amounts so allocated and are referred to herein as the "Agreed Values" of such items of the Interests.

     2.6  WARRANTS OF BUYER. The warrants being issued to purchase Two Hundred
          ------------------
Thousand (200,000) shares of Buyer shall be exercisable at the sole election of the Buyer at any time during the two (2) year period from the date of closing. Such warrants shall be exercisable at a price of $2.50 per share, and in the event of any change in the capitalization of the company after the issuance of the warrants, then in such event, the number of warrants to purchase shares of Buyer shall be proportionately increased to reflect such change in capitalization. Buyer shall piggyback the registration of any shares of Seller from the exercise of the warrants with any registration after the date of this Agreement. In the event the Board of Directors of Buyer authorizes a registration of shares at any time during the 2 year period after the date of this Agreement, then within ten (10) days after such authorization, Buyer shall notify Seller in order for Seller to exercise the warrants and participate in the registration of shares.


                                   ARTICLE 3

                        TITLE EXAMINATION: ADJUSTMENTS
                        ------------------------------

     3.1  TITLE MATERIALS.  From the date hereof to the Closing Date, Seller
          ---------------
shall provide Buyer full opportunity to examine the books, records and files of Seller insofar as they pertain to the Interests. Seller makes no warranty or representation, express or implied, with respect to the accuracy or completeness of any title information, records or other data made available to Buyer in connection with this Agreement.

     3.2  TITLE DEFECTS; DEFENSIBLE TITLE.
          -------------------------------

          (a) Adjustments to the Base Price for failure of title may be made with respect to the Properties and the Sycamore System (insofar as any title failure affects the value of Seller's interest in Sycamore). The Properties and the Sycamore System are hereinafter referred to collectively as the "Examined Interests". As used herein, the term "Title Defect" shall mean any lien, claim, defect, encumbrance, security interest, burden of deficiency such that (i) Seller does not have Defensible Title (hereinafter defined), as distinguished from technically marketable title, to any of the Properties, or (ii) to the extent of Seller's interest in Sycamore, Sycamore does not have Defensible Title to the assets and properties comprising the Sycamore System; provided, no Permitted Encumbrances (hereinafter defined) shall constitute a Title Defect.

          (b) As used herein, the term "Defensible Title" (i) with respect to the Sycamore System means clear, unencumbered and uncontested title in Sycamore to the real and personal property comprising the Sycamore System, and (ii) with respect to the

     Properties means clear, unencumbered and uncontested title in Seller to the Properties such that (A) after giving effect to existing spacing orders, operating agreements, unit agreements, unitization orders and pooling designations, and subject to the limitations, if any, described in Exhibit A, and after taking into account all royalty interests, overriding royalty interests, net profit interests, production payments and other burdens on production, Seller is entitled to a share (expressed as a decimal) of all oil, gas and other minerals produced from each well described in Exhibit A which is not less than the Net Revenue Interest set out in Exhibit A in connection with the description of such well, (B) Seller owns an undivided interest (expressed as a decimal) equal to the Working Interest set out in Exhibit A in connection with the description of each such well in and to all property and rights incident thereto, including all rights in, to and under all agreements, leases, permits, easements, licenses and orders in any way relating thereto, and in and to all wells, personal property, fixtures and improvements thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treatment or sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, (C) Seller is obligated for a fraction of the costs relating to the exploration, development and operation of such well no greater than the Working Interest set out in Exhibit A in connection with the description of such well, and (D) except as shown in Exhibit A, Seller's interests in such wells and the production therefrom are not subject to being reduced by virtue or reversionary interests owned by third parties.

          (c) As used herein, the term "Permitted Encumbrances" means (i) matters described without material omission in any of the Exhibits or Schedules attached hereto, (ii) royalties, overriding royalties, net profits interests, production payments and other burdens on production which do not reduce Seller's Net Revenue Interest in any of the Properties to less than that described in Exhibit A, (iii) mortgage liens to be discharged at Closing, liens for taxes, assessments, labor and materials where payment is not due, (iv) operating agreements, unit agreements, farmout agreements, letter agreements, easements, rights-of-way, unitization and pooling designations and declarations, gathering and transportation agreements, processing agreements, gas, similar agreements which are not required by the terms of this Agreement to be disclosed on any Schedule hereto, provided (A) all amounts due and payable by Seller thereunder have been paid, and (B) Seller is not in default thereunder, (v) regulatory authority of governmental agencies not presently or previously violated, easements, surface leases and rights, plat restrictions and similar encumbrances, provided that they do not detract from the value, and can increase the cost of operation of any of the Properties or the Sycamore System or otherwise adversely affect the operation thereof, and (vi) liens, charges, encumbrances and irregularities in the chain of title which, because of statutory cure periods or marketable title acts have and cannot affect adversely or interrupt, the claimed ownership of Seller or its predecessors in or the receipt of production revenues from the Properties affected thereby.

     3.3  TITLE EXAMINATION; NOTICE OF DEFECTS.
          -------------------------------------

          (a) Promptly after execution of this Agreement, Buyer shall, at Buyer's sole cost and expense, commence and pursue such examination of title to the Examined Interests as Buyer deems necessary or proper. Buyer will conclude its title review and give notice to Sellers of any asserted Title Defects affecting the Examined Interests not later than fifteen (15) days prior to the date scheduled for the Closing in Section 12.1 hereof (the "Title Notice Date"). Each such notice shall include a brief description of each Title Defect of which notice is being given, the action required to cure such Title Defect and the proposed adjustment to the Base Price by reason of the existence of such Title Defect. Buyer shall be deemed to have waived any Title Defects existing with respect to the Examined Interests except to the extent such Title Defects are set out in a notice given on or prior to the Title Notice Date.

          (b) Seller shall have a period of twelve (12) days after the Title Notice Date to cure all or any portion of the Title Defects described in any notice(s) of Title Defects affecting Examined Interests properly given by Buyer prior to such date. In the event Seller is unable or unwilling to cure any of the asserted Title Defects prior to the expiration of each cure period, and exceed ten percent (10%) of the interests set out in Exhibit A, Seller shall have the right to terminate this Agreement, or if Seller elects not to terminate, the parties shall proceed in accordance with
     Section 3.4.

     3.4  ADJUSTMENTS.
          -----------

          (a) If any uncured Title Defect is based on Buyer's substantiated notice in reasonable detail that Seller owns a Net Revenue Interest less than that shown on Exhibit A with respect to a particular Property, then the Agreed Value of such Property shall be reduced in the same proportion that the actual Net Revenue Interest bears to the Net Revenue Interest shown therefor on Exhibit A and the amount of such reduction shall constitute the approved adjustment amount with respect to such Title Defect, and as a result of such reduction, Seller shall only be obligated to convey the exact amount of the interest computed based on the actual Net Revenue Interest and Seller shall retain all amounts in excess thereof.

          (b) If any uncured Title Defect involves a substantiated claim against or uncertainty with respect to Seller's title to a particular Property or Sycamore's title to the Sycamore System, the parties shall attempt to negotiate a mutually acceptable reduction in the Agreed Value of the affected item of the Interests by reason of such defect. In the event the parties agree on an appropriate reduction in the Agreed Value, such amount shall constitute the principal amount of Buyer's approved claim with respect to such Title Defect. If the parties are unable to agree on an appropriate reduction and Buyer elects not to waive the Title Defect, then Seller shall have the option of (i) proceeding to Closing but reducing the Base Price by the Agreed Value of such item, or (ii) excluding the affected item from the Interests being sold and reducing the Base Price by the Agreed Value of such item. Option (i) and (ii) of this subparagraph 3.4(b) shall not be applicable with respect to unresolved Title Defects affecting the Sycamore System. In the event of any reduction in the Agreed Value as a result of uncured Title Defects, Seller shall only be obligated to convey the exact amount of the interest agreed upon, and Seller shall retain all disputed amounts and revenues related thereto.

          (c) Notwithstanding the provisions of subsections (a) and (b) above, Buyer shall not be entitled to any adjustment of the Purchase Price at the Closing by reason of asserted Title Defects unless the sum of all such claims approved pursuant to Section 3.4(a), agreed to by Seller pursuant to
     Section 3.4(b), or treated by Sellers as a reduction of the Base Price pursuant to Section 3.4(b), exceeds the sum of $20,000 and it is agreed adjustments shall be in excess of such amount.

     3.5  DELETED.

     3.6  DELETED.

     3.7  MAXIMUM ADJUSTMENT.  In the event of any adjustments in the Purchase
          ------------------
Price pursuant to Sections 3.4, 7.4, 7.5, 7.6 and 8.5, the Purchaser shall be responsible for all such adjustments up to $500,000. Seller shall be responsible for all adjustments between $500,000 and $1,000,000. In the event adjustments exceed $1,000,000, then in such event, Seller can elect in its sole discretion to either cure the defects or cancel the transaction and return the Deposit to Buyer.


                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTEES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as of the date hereof as follows:

     4.1  ORGANIZATION.  Seller, Norse Exploration, Inc., and Norse Pipeline,
          ------------
Inc., are Delaware Corporations duly organized and validly existing. Seller has the power and authority to own and use it properties and to transact the business in which it is engaged, and holds all franchises, licenses and permits necessary and required therefor.

     4.2  AGREEMENT AUTHORIZED.  This Agreement has been duly authorized,
          --------------------
executed and delivered by Seller and all requisite corporate action has been taken to authorize the execution hereof, the transactions contemplated hereby and all things necessary or desirable in order to accomplish the sale of the Interests, and Seller has all necessary authority and otherwise has good right and lawful authority to consummate the same.

     4.3  VALID AGREEMENT.  This Agreement constitutes the valid and binding
          ---------------
agreement of Seller enforceable against Seller in accordance with its terms, and all instruments required hereunder to be executed and delivered by Seller at the Closing will constitute valid and binding agreements of Seller enforceable against Seller in accordance with their terms.

     4.4  BROKERS AND FINDERS.  Seller has incurred no liability, contingent or
          -------------------
otherwise, for brokers' or finders' fees in respect of this transaction for which Buyer shall have any responsibility whatsoever.

     4.5  COMPLIANCE WITH AGREEMENTS AND LAWS.  No default exists under any of
          -----------------------------------
the terms and provisions, express or implied, of the leases or any agreement, contract or commitment to which Seller is a party or to which any part of the Interests is subject, and Seller has no received any notice of any claim of such default. To the knowledge of Seller as non operator, all wells included in the Interests have been drilled, completed and operated, and all production thereto, and the Properties and the Sycamore System have been operated, in substantial compliance with all applicable Federal, state and local laws and applicable rules and regulations of the Federal, state and local regulatory authorities having jurisdiction thereof. Seller relies on notices from the operators of the Properties to advise them of any noncompliance with applicable laws where such is in the control of the operators.

     4.6  SALE OF PRODUCTION.  Except as disclosed in Schedule 4.6, neither
          ------------------
Seller nor Sycamore is obligated by virtue of any prepayment made under any production sales contract or any other contract containing a take-or-pay clause, or under any similar arrangement, to deliver oil, gas or other minerals produced from or allocated to any of the Properties or the Sycamore System at any time after January 1, 1997, without receiving full payment therefor at the time of delivery. To the knowledge of Seller, except for routine suspense on new wells, proceeds from the sale of oil and gas from the Properties are being received by Seller in a timely manner and are not being held in suspense for any reason. Seller has described in Schedule 4.6 and made extending beyond January 1, 1997 (other than agreements terminable upon less than sixty (60) days' notice) pursuant to which hydrocarbons produced from the Properties are sold, transported, processed or otherwise disposed of or marketed.

     4.7  PRODUCTION AND AD VALOREM TAXES.  All ad valorem, property,
          --------------------------------
production, severance and similar taxes based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been timely paid and all required returns and reports related thereto filed.

     4.8  MATERIAL EXECUTORY CONTRACTS RELATING TO THE INTERESTS.  Unless
          -------------------------------------------------------
specifically provided otherwise in this Agreement, the sale of the Interests will be subject to all oil, gas and mineral leases, assignments, subleases, farmout agreements, joint operating agreements, partnership agreements, pooling agreements, letter agreements, easements, rights-of-way, gathering and transportation agreements, sales agreements, and all other agreements with respect to or pertaining to the Interests ("Related Agreements"), to the extent that they are binding on

Seller. Buyer will assume all of Seller's obligations and liabilities under the Related Agreements as of the Closing Date, and the parties will execute all documents necessary for Buyer to assume the Related Agreements. Buyer's obligation applies to all Related Agreements, whether recorded or not.

     4.9  CLAIMS OR LITIGATION.  There is neither any suit, action or other
          --------------------
proceeding pending before any court or governmental agency nor, to the knowledge of Seller, any claim, dispute, suit, action or other proceeding threatened against Seller or any of the Interests or any third party which might result in the impairment or loss of Seller's title to any of the Interests or the value thereof, or increase the cost of operation thereof.

     4.10 ASSIGNMENTS PRIOR TO CLOSING. Seller has not since the Effective Time
          -----------------------------
made any assignment, conveyance or encumbrance of the Interests.

     4.11 OPERATIONS.  No operations of the types prohibited by Section 6.2
          -----------
hereof have been conducted since the Effective Time or are now being conducted.

     4.12 CONSUMMATION OF TRANSACTIONS. The consummation of the transactions
          ------------------------------
contemplated hereby will not constitute a violation or breach of, or an event of default under, any contract or agreement affecting the Interests or constitute the happening of a condition upon which any other party to such a contract may exercise any right or option which will adversely affect any of the Interests.

     4.13 SYCAMORE EXISTENCE AND QUALIFICATION: CONSENT TO ASSIGN. Sycamore is
          --------------------------------------------------------
a partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Sycamore has the power and authority under its partnership agreement and applicable law to own and use its properties and to transact the business in which it is engaged, and holds all franchises, licenses and permits necessary and required therefor. Seller has made available to Buyer true and correct copies of the organizational documents of Sycamore. At or prior to closing, Seller shall obtain all necessary consents to assign its partnership interest in Sycamore to Buyer.


                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTEES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     5.1  ORGANIZATION. Buyer is a corporation duly organized and validly
          -------------
existing under the laws of the State of Oklahoma.

     5.2  AGREEMENT AUTHORIZED.  This Agreement has been duly authorized,
          --------------------
executed and delivered by Buyer and all requisite corporate action has been taken to authorize the execution hereof, the transactions contemplated hereby and all things necessary or desirable in order to accomplish the purchase of the Interests, and Buyer has all necessary authority under its charter, bylaws and other governing documents and otherwise has good right and lawful authority to consummate the same.

     5.3  VALID AGREEMENT.  This Agreement constitutes the valid and binding
          ---------------
agreement of Buyer enforceable against Buyer in accordance with its terms, and all instruments required hereunder to be executed and delivered by Buyer at the Closing will constitute valid and binding agreements of Buyer enforceable against Buyer in accordance with their terms.

     5.4  BROKERS AND FINDERS. Buyer has incurred no liability, contingent or
          --------------------
otherwise, for brokers' or finders' fees in respect of this transaction for which Seller shall have any responsibility whatsoever.

     5.5  SECURITIES LAWS. (a) Buyer intends to acquire the Interests for its
          ----------------
own benefit and account and is not acquiring the Interests with the intent of distributing fractional undivided interests in them or otherwise selling them in a manner that would be subject to regulation by federal or state securities laws. If Buyer sell, transfer, or otherwise dispose of the Interests or fractional undivided interests in them in the future, it will do so in compliance with applicable federal and state laws. (b) Buyer represents that at no time has it been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction.

     5.6  BASIS OF BUYER'S DECISION.  Buyer represents as follows:
          --------------------------

          (a) It has reviewed the Interests to its satisfaction to enable it to evaluate the Interests in order to enter into this Agreement.

          (b) It is knowledgeable and experienced in the evaluation, acquisition, and operation of oil and gas properties.

          (c) Buyer has performed sufficient review and investigation to evaluate the Interests to its satisfaction and to enable it to make an informed decision, as a prudent and knowledgeable purchaser, to acquire the Interests.

          (d) It has evaluated the merits and risks of purchasing the Interests and has formed an opinion based solely upon its knowledge and experience and not upon any statements or actions of Seller.

          (e)  It will acquire the Interests "as is, where is".

                                   ARTICLE 6

                      COVENANTS OF SELLER PENDING CLOSING
                      -----------------------------------

     Seller covenants and agrees with Buyer that from and after the date of this Agreement and until the Closing, Seller will conduct its business, and will use its best efforts to cause Sycamore to conduct its business, subject to the following provisions and limitations:

     6.1  ORDINARY COURSE.  To the extent the Seller has the right, the
          ---------------
Properties and the Sycamore System will be maintained and operated in a good and workmanlike manner consistent with historical practices, and Seller will timely pay or cause to be paid all costs and expenses incurred in connection therewith.

     6.2  RESTRICTIONS ON OPERATIONS. Subject to the provisions of Section 7.5
          ---------------------------
hereof, except with Buyer's prior written consent no operations will be conducted for the drilling of any new well, the reworking or redrilling of any existing well or the making of any other capital expenditure on the Properties or the Sycamore System requiring an expenditure by Seller. Insofar as any of the following described actions would affect the Interests, neither Seller nor Sycamore will waive any rights or enter into any new agreements or commitments other than in the ordinary course of business, abandon any well capable of commercial production (based upon prevailing economic conditions), release or abandon any Properties, or encumber, sell or otherwise dispose of any of the Properties other than personal property thereon which is replaced by equivalent property or consumed in the operation of such Properties in the ordinary course of business.

     6.3  MAINTENANCE OF FILES.  Seller will exercise reasonable diligence in
          ---------------------
safeguarding and maintaining secure all files, books and records currently maintained.

     6.4  ACCESS OF BUYER.  Buyer shall have access to the employees, offices,
          ---------------
properties, records, files, geological and geophysical data, engineering reports and evaluations, books of account, and all other information of the Seller pertaining to the Interests; provided, however, that such investigation shall be conducted during normal business hours and in a manner that does not unreasonably interfere with Seller's normal operations. During such investigation, Buyer shall have the right, at Buyer's sole cost and expense, to make copies of such records, files and other materials as Buyer may deem advisable.

                                   ARTICLE 7

                     ADDITIONAL AGREEMENTS OF THE PARTIES
                     ------------------------------------

     7.1  RETURN OF INFORMATIONAL MATERIAL.  If this Agreement is not
          --------------------------------
consummated, Buyer shall return to Seller all of the items of information which Seller has delivered to Buyer hereunder, including all copies of same made by Buyer.

     7.2  CONFIDENTIALITY OF INFORMATION. If the purchase and sale of the
          -------------------------------
Interests as contemplated by this Agreement is not completed, Buyer (i) will keep the information furnished to Buyer hereunder or in contemplation hereof strictly confidential, except to the extent such information (a) becomes public other than as a result of dissemination by Buyer, (b) was already known to Buyer other than as a result of a breach of a confidentiality restriction, or (c) is furnished to Buyer by a third party independently of Buyer's investigation pursuant to this Agreement, and (ii) will not use any of such information to Buyer's fumcial advantage or in competition with Seller or Sycamore. Notwithstanding the provisions of Section 14.6 hereof, this provision shall not be construed as superseding or limiting the provisions of any confidentiality agreement heretofore executed by and between Buyer and Seller.

     7.3  COMPLIANCE WITH CONDITIONS. Buyer and Seller, respectively, will
          ---------------------------
proceed diligently using all reasonable efforts to cause all of the conditions to the obligations of Seller and Buyer, respectively, to be timely satisfied.

     7.4  GAS IMBALANCES.  Seller and Buyer acknowledge, but Seller does not
          ---------------
represent or warrant, that certain gas imbalances existed at the Effective Time with respect to production from or attributable to certain of the Properties. The best information concerning such imbalances available to Seller as of the date of this Agreement is set forth on Schedule 7.4 and such imbalances have been taken into account by Buyer in determining the Purchase Price. If, prior to the Title Notice Date, Buyer determines that the net gas imbalance (that is, the difference between aggregate overproduction attributable to Seller's interest in the Properties and the aggregate underproduction attributable to such interest) at the Effective Time was different than that set forth on
Schedule 7.4, Buyer shall so notify Seller. If such difference is confirmed, the Base Price shall be adjusted at the Closing by an amount equal to $1.00 per Mcf for the difference from that shown in Schedule 7.4; provided, however, that no adjustment shall be made unless the difference exceeds 20,000 Mcf.

     7.5  CAPITAL EXPENDITURES. During the period from the execution of this
          ---------------------
Agreement to the Closing Date, Seller will consult with Buyer from time to time with respect to any operation proposed to be conducted on the Properties or the Sycamore System and reasonably expected to require an expenditure by Seller for any single project, and will provide Buyer with all information reasonably available to Seller with respect thereto. Buyer shall, within ten (10) days after receipt of Seller's recommendation for conducting or participating in any such project, or within such lesser period as may be required by the terms of any applicable agreement, approve or disapprove such project. Failure of Buyer to respond within the time required will be deemed to constitute disapproval by Buyer of the project. In the event Buyer approves such project, Seller shall conduct, propose or elect to participate in such project and shall incur and pay as they become due the expenditures associated therewith. In the event the project or operation is a well proposed by an unrelated third party and Seller must, by operation of an applicable agreement or order of a regulatory agency, elect either to participate in such well or lose the right to participate in such well and/or other rights in the unit in which such well is proposed (for example, but not by way of limitation, a non-consent penalty under a joint operating agreement, requirement to accept consideration in lieu of participation under a pooling or forfeiture of the right to participate in future development under an area of mutual interest agreement), and Buyer disapproves or is deemed to have disapproved participation by Seller in such well, then, five (5) days written notice to Buyer (during which time Buyer may reverse its decision and approve participation by Seller), Seller, at its sole option, may elect to exclude from the Interests and the sale hereunder the Property on which such operation is to be conducted and reduce the Base Price by the Agreed Value of such Property, or terminate this Agreement without further obligation to Buyer.

     7.6  CONSENTS; PREFERENTIAL RIGHTS TO PURCHASE. Promptly after execution
          ------------------------------------------
hereof, Seller will proceed diligently to solicit any consents to the transfers contemplated hereby which are required to be obtained from third parties and will give all notices required by existing contracts with respect to preferential rights to purchase on the part of third parties and to obtain waivers of such preferential rights. Any item of the Interests which requires the consent of a third party for transfer where such consent cannot be obtained prior to the Closing Date (other than routine consents required in connection with federal, state and Indian leases), or which is subject to a preferential right to purchase which has not expired and has been waived prior to the Closing Date, may, at Buyer's option, be excluded from the Interests and the sale hereunder and the Base Price reduced by the Agreed Value of such Property.

     7.7  ADJUSTMENTS FOR OPERATIONS SUBSEQUENT TO THE EFFECTIVE TIME.  The
          ------------------------------------------------------------
following adjustments shall be made to the Base Price for operations conducted subsequent to the Effective Time to the extent the following described items of revenue and expense relate to the Interests:

          (a) The Base Price shall be adjusted upward by all amounts actually paid by Seller in respect of (i) actual direct operating expenses and capital expenditures (other than those prohibited by the terms hereof),
     (ii) overhead or indirect expenses required to be paid by the terms of existing operating agreements, and (iii) ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of property, the production of removal of hydrocarbons or the receipt of proceeds therefrom; to the extent such expenditures relate to the period between the Effective Time and the Closing Date on the accrual method of accounting. Ad valorem taxes shall be prorated on the basis of time, and if the taxes cannot be determined for the current taxable year, then the amount thereof for the taxable year most recently ended shall be used in determining ad valorem taxes attributable to a particular period of time.

          (b) The Base Price shall be adjusted downward by all proceeds actually received by Seller (including proceeds from sale or salvage of any personal property forming a part of the Interests as well as the hydrocarbons produced therefrom and attributable thereto) to the extent such proceeds relate to the period from the Effective Time to the Closing Date on the accrual method of accounting. Proceeds received by Seller after the Effective Time for the sale of production in storage at the Effective Time shall remain the property of Seller and shall not give rise to an adjustment.


                                   ARTICLE 8

                             ENVIRONMENTAL MATTERS
                             ---------------------

     8.1  PHYSICAL CONDITION OF THE PROPERTIES.  The Properties (solely for
          ------------------------------------
purposes of this Article, the term "Properties" shall include the Sycamore System) have been used for oil and gas drilling, production, gathering and processing operations, and related oil field operations. Physical changes in or under the Properties or adjacent lands may have occurred as a result of such uses. The Properties also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not be known to Seller or be readily apparent by a physical inspection of the Properties. Third parties may have used the Properties or the surface rights thereon for other purposes as well. Buyer understands that Seller does not have the requisite information with which to determine the exact nature or condition of the Properties nor the effect any such use has had on the physical condition of the Properties. Buyer is hereby notified that detectable amounts of regulated and unregulated chemicals and other substances which may pose a threat to health or to plants or wildlife, or which are known to cause illnesses, diseases, cancer, birth defects and other reproductive harm, may be found in, on or around the Properties. Adverse physical conditions, including the presence of such chemicals and other substances, may not be revealed by Buyer's investigation.
In addition, Buyer acknowledges that some oil field production equipment may contain various contaminants or hazardous substances, including without limitation, asbestos and/or naturally-occurring radioactive material ("NORM"). In this regard, Buyer expressly understands that NORM may affix or attach itself to the inside of wells, materials, pipes and equipment as scale or in other forms, and that wells, materials, pipes and equipment located on the Properties may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Properties. Buyer also expressly understands that special procedures may be required for the removal and disposal of various contaminants or hazardous substances, including without limitation, asbestos and NORM, from the Properties where it may be found. The statements in this Section
8.1 are intended as disclosures and acknowledgments of possible conditions existing on the Properties. Seller hereby advises that it has not been notified of any noncompliance up to the date of closing.

     8.2  ENVIRONMENTAL ASSESSMENT. Buyer shall have the right, at Buyer's sole
          -------------------------
cost, risk, and expense, to undertake an environmental assessment of the Properties during the period ending on the Title Notice Date (the "Inspection Period"). Buyer and its agents shall have the same right as Seller to enter upon the Properties, inspect the same, conduct soil and water sampling, analysis and monitoring, including soil borings (and, after notice and consultation with Seller, drilling groundwater monitoring wells), and generally conduct such tests, examinations, investigations and studies as Buyer deems necessary or appropriate for preparing appropriate engineering and other reports and making judgments relating to the Properties, their condition, and the presence of chemicals and other substances. Seller shall cooperate with any efforts of Buyer and its agents to obtain third party consents for access to those parcels of land within the Properties to which Seller may not presently have access. Buyer and its agents shall have reasonable access to Seller's agents and employees in the course of conducting Buyer's environmental assessment. Buyer agrees to provide to Seller a copy of all facts discovered in the course of conducting Buyer's environmental assessment, including all direct observations (if in writing or other tangible or transferable medium), data and summaries thereof. Buyer shall keep any data or information acquired in the course of such examinations and the results of all analyses of such data and information strictly confidential and not disclose same to any person or agency without the prior written approval of Seller, except that Buyer may disclose to authorities having jurisdiction such information as is required by law or by court order at the same time that Buyer provides such information to Seller. If Buyer determines that conditions on a Property do not satisfy the environmental standards set forth in Section 8.4 below in a material respect, then Buyer may notify Seller of such condition by providing Seller, on or prior to the Title Notice Date, a written "Notice of Environmental Defect" setting forth in detail the facts giving rise to the claimed defect, the environmental standard which Buyer claims is not satisfied, any Applicable Environmental Law (hereinafter defined) which Buyer contends has been breached or violated and, if the claimed defect arises from information contained in a document, a copy of such document or the relevant parts thereof. Buyer shall be deemed to have accepted without objection (i) the environmental conditions described in Schedule 8.4, and (ii) any Property which does not meet the environmental standards or which is subject to an environmental defect unless a Notice of Environmental Defect is given with respect to such Property on or prior to the First Title Notice Date.

     8.3  ACCESS; INDEMNIFICATION.  Access to the Properties to conduct Buyer's
          ------------------------
environmental assessment shall be subject to the following conditions: Buyer waives and releases all claims against Seller and its successors, assigns, directors, officers, contractors, affiliates, partners, employees and agents, for injury to or death of persons or damage to property arising in any way from the exercise of rights granted to Buyer hereby or the activities of Buyer or its employees, agents or contractors on the Properties, provided that Buyer does not hereby assume the risk of damage, injury or death attributable to the willful misconduct or gross negligence of Seller. Buyer shall indemnify Seller, its partners, employees, and agents, and shall hold each and all of said indemnities harmless from and against any and all loss whatsoever arising out of (i) any and all statutory or common-law liens or other encumbrances for labor or materials furnished in connection with such tests, samplings, studies or surveys as Buyer may conduct with respect to the Properties, and (ii) any injury to or death of persons or damage to property occurring in, on or about the Properties as a result of such exercise or activities (except for any such injuries or damages caused by the gross negligence or willful misconduct of any said indemnities). Notwithstanding any provision of this Agreement to the contrary, the foregoing obligation of indemnity shall survive the Closing or the termination of this Agreement without Closing.

     8.4  ENVIRONMENTAL STANDARDS.  This section sets out the environmental
          ------------------------
standards applicable to the Properties for purposes of this Agreement and do not constitute covenants, representations or warranties of Seller. Seller disclaims all warranties and representations regarding and makes no covenants with respect to environmental conditions on the Properties.

          (a) The Properties shall not have been used for the generation, treatment, storage or disposal of a Hazardous Substance (as defined below) in a manner or to an extent that would subject Seller to a material liability for violation of any Applicable Environmental Laws (as defined below). Except as disclosed in Schedule 8.4, there shall not have been any release or discharge of a Hazardous Substance from the Properties in a manner or to an extent that would subject Seller to a material liability for violation of any Applicable Environmental Laws. "Hazardous Substance" shall mean any hazardous substance, pollutant, contaminant, solid or hazardous waste, hazardous waste constituents, hazardous material or toxic substance subject to regulation or liability under Applicable Environmental Laws in force as of the date hereof, including asbestos, radioactive substances, and any other substance or material that would constitute or cause a health, safety or environmental hazard on or at the Properties under Applicable Environmental Laws. "Applicable Environmental Laws" shall mean (i) all federal statutes regulating or prescribing restrictions regarding the use of the Properties or other activities affecting the environmental (air, water, land, animal and plant life), including but not limited to the following: the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act; (ii) any regulations promulgated under such federal statutes; (iii) any state law counterparts of such federal statutes and the regulations promulgated thereunder; (iv) any other state or local statutes, rules regulations or ordinances regulating the use of or affecting the environmental; and (v) all common law rights, duties and obligations regarding the use of or matters affecting the environment.

          (b) Except as disclosed in Schedule 8.4, there are no agreements, consent or administrative orders, injunctions, decrees, judgments, license or permit conditions, or other directives of governmental authorities based on any Applicable Environmental Laws that require any material change in the present condition of the Properties, and Seller has not received any notice from any government authority or private or public entity advising Seller that it is or is potentially responsible for response costs under an

     Applicable Environmental Law as a result of Seller's ownership or activities in connection with the Properties.

          (c) Except as disclosed in Schedule 8.4, no conditions or circumstances exist on the Properties that would subject Seller to any material damages, penalties, injunctive relief or clean-up or closure costs under any Applicable Environmental Laws or that would require clean-up, removal, remedial or corrective action or other response involving a material expenditure by Seller pursuant to Applicable Environmental Laws.

     8.5  PROPERTIES SUBJECT TO ENVIRONMENTAL DEFECT.  Seller shall have a
          -------------------------------------------
period of twelve (12) days after the title Notice Date to cure or remediate the environmental defect(s) set out in any Notice of Environmental Defect timely and properly given by Buyer. In the event Seller is unable or unwilling to cure or remediate any such defect prior to Closing, one of the following shall occur:

          (a) The parties shall agree upon an adjustment to the Purchase Price to compensate Buyer (i) for the defect and all future liability associated therewith or resulting therefrom, and (ii) for agreeing to indemnify, defend and hold harmless Seller from and against any and all loss, cost, liability or expense associated therewith or resulting therefrom.

          (b)  Deleted.

          (c) Notwithstanding the provisions of (a) above, Purchaser shall not be entitled to an adjustment of the Base Price pursuant to the provisions of this Section 8.5 unless the amount of the adjustment for each occurrence exceeds $25,000 to the interest of Seller. Buyer shall be responsible for all adjustments up to $25,000, and Seller shall be responsible for amounts in excess of $25,000. In the event there is an adjustment in excess of $50,000 to the interest of Seller for each occurrence, then in such event, Seller at its sole election can remove such property from the transaction, close and agree to adjust the purchase price.

     8.6  INDEMNIFICATION OF SELLER.  All liabilities attributable to conditions
          --------------------------
existing and operations conducted on the Properties assigned to Buyer, under Applicable Environmental Laws and under all future environmental laws, shall be liabilities of Buyer, and Buyer shall indemnify, defend, and hold harmless Sellers from and against all loss, cost, liability or expense attributable thereto or resulting therefrom.

     8.7  MATERIALITY DEFINED. For purposes of this Article VIII, material and
          --------------------
materiality is hereby defined as any matter in excess of $25,000.00 chargeable to the interests of Seller per occurrence.

                                   ARTICLE 9

                      CONDITIONS TO OBLIGATIONS OF BUYER
                      ----------------------------------

     The obligation of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     9.1  REPRESENTATIONS AND WARRANTIES OF SELLER. At and as of the Closing
          ----------------------------------------
Date, the representations and warranties of Seller contained in Article 4 hereof shall be true and correct in all material aspects as though made on such date.

     9.2  PERFORMANCE OF THIS AGREEMENT.   Seller shall have duly performed or
          -----------------------------
complied in all material respects with all of the obligations to be performed or complied with by Seller under the terms of this Agreement on or prior to the Closing Date.

     9.3  EFFECT OF CLOSING.  In the event Buyer proceeds to Closing
          -----------------
in the absence of satisfaction or affirmative waiver of any of the foregoing conditions, Buyer shall be deemed to have waived its right not to close by reason thereof.


                                  ARTICLE 10

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

     The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

     10.1 REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and
          ---------------------------------------
warranties of Buyer contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date.

     10.2 PERFORMANCE OF THIS AGREEMENT.   Buyer shall have duly performed or
          -----------------------------
complied in all material respects with all of the obligations to be or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date.

     10.3 EFFECT OF CLOSING.  In the event Seller proceeds to Closing in the
          -----------------
absence of satisfaction or affirmative waiver of any of the foregoing conditions, Seller shall be deemed to have waived its right not to close by reason thereof.

                                  ARTICLE 11

                                  TERMINATION
                                  -----------

     11.1 NONCOMPLIANCE BY SELLER.  Buyer may terminate this Agreement by
          -----------------------
written notice to Seller if the conditions to Buyer's obligations under this Agreement, as set forth in Article 9 hereof, shall not have been complied with or performed in all material respects (and Seller shall not be prepared to comply with or perform the same) by the date on which the Closing is to occur (as set forth in Section 12. 1), and such non-compliance or non-performance shall not have been waived in writing by Buyer. Under such circumstances, Buyer shall be entitled to a return of the Deposit, which shall be Buyer's sole remedy hereunder unless such termination is a result or Seller's failure or refusal to close the transaction contemplated hereby under circumstances in which all conditions precedent to Seller's obligations as set forth in Article 10 have been performed or satisfied in all respects, in which event Buyer shall be entitled to pursue any remedies existing at law or in equity.

     11.2 NONCOMPLIANCE BY BUYER.  Seller may terminate this Agreement by
          -----------------------
written notice to Buyer if the conditions to Seller's obligations under this Agreement, as set forth in Article 10 hereof, shall not have been complied with or performed in all material respects (and Buyer shall not be prepared to comply with or perform the same) by the date on which the Closing is to occur (as set forth in Section 12. 1), and such non-compliance or non-performance shall not have been waived in writing by Seller. In such event, Seller shall retain the Deposit as liquidated damages for Buyer's failure to purchase the Interests at the time specified herein. The parties hereto agree that time is of the essence for the consummation of the transactions contemplated hereby, that the amount of damages caused by Buyer's breach would be very difficult to calculate exactly, and that the provision for liquidated damages contained in this Section 11.2 shall not be construed as a penalty provision. Such right to liquidated damages shall be Seller's sole remedy hereunder.

     11.3 COOPERATION BY BUYER. In the event of termination of this Agreement,
          ---------------------
Seller shall be free to sell the Interests to any third party without any limitation under or by reason of this Agreement. Buyer shall cooperate with Seller in effectuating any such sale by promptly executing any instrument reasonable requested by Seller evidencing the termination of this Agreement or Buyer's right to acquire the Interests.

     11.4 ARBITRATION.  Unless otherwise specified in this Agreement, any
          ------------
controversy arising under this Agreement which the parties are unable to resolve by mutual agreement, shall be submitted to binding arbitration in Dallas, Texas in accordance with the then current rules of The Judicial Arbitration & Mediation Services, Inc. (hereinafter referred to as the "JAMS"). Either party may give to the other written notice of its desire to have a matter arbitrated, in which event a hearing thereon shall commence within a reasonable time (not to exceed fifteen (15) days thereafter. Any decision of the arbitrators shall be conclusive as to the matters submitted to them, shall be final and binding upon the parties hereto, and may be enforced in any court of competent jurisdiction. Notwithstanding anything herein to the contrary, the parties agree that any decision or award resulting from arbitration which exceeds the sum of $ 1,000,000 shall be subject to appeal and judicial review upon petition of either party.


                                  ARTICLE 12

                                    CLOSING
                                    -------

     12.1 DATE AND PLACE.  The Closing shall be held on or before at 10 a.m. on
          --------------
February 15, 1997 (the date on which the Closing actually occurs is referred to herein as the "Closing Date"). The Closing shall take place in the offices of the Seller, 2500 Tanglewilde, Suite 250, Houston, Texas 77063, or such other place as mutually agreed between the parties.

     12.2 SATISFACTION OF CONDITIONS.  Not later than two (2) business days
          --------------------------
prior to the Closing Date, each party shall provide the other party such evidence of satisfaction of conditions under Section 9.2 and 10.2 hereof as the other party shall have reasonably and timely requested.

     12.3 ASSIGNMENTS.  At the Closing, Seller shall deliver to Buyer (i) a
          -----------
fully executed and acknowledged Assignment, Conveyance and Bill of Sale, in the form attached hereto as Exhibit F, assigning to Buyer Seller's interest in the Properties, and (ii) a fully executed and acknowledged Assignment of General Partnership Interest, in the form attached hereto as Exhibit G, assigning to Buyer Seller's general partnership interest in Sycamore.

     12.4 DETERMINATION AND PAYMENT OF PURCHASE PRICE.  On the day that is two
          -------------------------------------------
(2) business days prior to the Closing Date, Seller shall furnish to Buyer (i) a summary of the Base Price adjustments to be effected at the Closing pursuant to
Section 3.4, 7.4, 7.5, 7.6, 7.7 and 8.5 hereof, and subject to the provisions of
Section 3.7, and (ii) based upon the information at (i), a calculation of the Purchase Price. Buyer and Seller shall work together diligently and in good faith prior to the Closing in an effort to agree upon the amount of the adjustments necessary to determine the Purchase Price, and if they do so agree, the agreed amount shall be paid by Buyer to Seller by wire transfer of immediately available funds at the Closing (less any amount deposited in escrow by Buyer pursuant to Section 3.5) If the parties cannot agree on the adjustment amounts necessary to determine the Purchase Price, the Closing shall occur as scheduled based on Seller's reasonable, good faith estimate of the Purchase Price ("Seller's Estimate") and the difference between Seller's Estimate and Buyer's calculation of the Purchase Price (less any amount deposited in escrow by Buyer pursuant to Section 3.5) shall be deposited in escrow with the Escrow Agent pending a determination of the final Purchase Price. In such event the final Purchase Price shall be determined either (i) by subsequent agreement of the parties, or (ii) by binding arbitration pursuant to an arbitration proceeding initiated and conducted substantially in accordance with the procedures set out in Section 11.4 hereof. In the event arbitration is necessary to determine the Purchase Price, prior to initiating the arbitration, each party shall furnish to the other a statement of such party's calculation of the Purchase Price. All fees and expenses of the arbitration, including attorneys' fees, expert witness fees and all other out-of-pocket expenses of both parties, shall be paid by the party whose calculation of the Purchase Price bears the greatest difference from the Purchase Price determined by the arbitrator. The award of the arbitrator shall not be subject to appeal or judicial review of any nature and shall be promptly furnished to the Escrow Agent who shall make distribution of the escrowed funds in a manner consistent with such award.

     12.5 LETTERS IN LIEU. Seller shall execute and deliver to Buyer at the
          ----------------
Closing, on forms prepared by Buyer in the form set out in Exhibit H, transfer orders or letter in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Interests.

     12.6 BUYER'S CERTIFICATE.  Buyer shall execute and deliver to Seller at
          --------------------
Closing, Buyer's certificate that all its representations and warranties under this Agreement are true and correct as of the Closing Date.


                                  ARTICLE 13

                             POST-CLOSING MATTERS
                             --------------------

     13.1 SALES TAXES.  It is understood that the Purchase Price does not
          ------------
include sales taxes imposed on account of the transactions contemplated hereby. Buyer will be responsible for all such taxes, and Buyer hereby agrees to hold harmless Seller and will hold Seller harmless with respect thereto, including any penalties, costs, attorneys fees or interest assessed for late payment.

     13.2 RECEIPTS AND DISBURSEMENTS. If, after the Closing, Buyer receives any
          ---------------------------
funds relating to operations on or production from the Interests prior to the Effective Time, or Seller receives any funds relating to operations on or production from the Interests after the Effective Time, then the party receiving such funds shall account therefor and pay the same to the other party promptly after receipt thereof. Likewise, if Buyer shall be required to pay any amount relating to items of the Interests which accrued to the owner of the Interests before the Effective Time, or if Seller shall be required to pay any amount (not otherwise prohibited by the ten-ns of this Agreement) relating to items of the Interests which accrued to the owner of the Interests after the Effective Time, then the party making such payment shall invoice the other party for the amount of such payment and the party receiving such invoice promptly shall pay the same. Notwithstanding the foregoing, there shall be no accounting for amounts received or paid which have already been taken into account in calculating the Purchase Price. In determining the amount paid by a party accruing during a period of time in respect of ad valorem taxes, the taxes shall be prorated as provided in Section 7.7.

     13.3 ALLOCATION OF LIABILITY.  Seller shall, except as otherwise provided
          -----------------------
in clause (ii) of Section 13.4 hereof, remain liable and responsible for all costs and expenses attributable to the ownership or operation of the Interests prior to the Effective Time. Buyer shall cause Seller to remain on policies of insurance until any unknown claims are barred by statute of limitations. Buyer shall be liable and responsible for all costs and expenses attributable to the ownership or operation of the Interests after the Effective Time, together with those additional liabilities and obligations assumed by Buyer pursuant to clause
(ii) of Section 13.4 hereof.

     13.4 ASSUMPTION.  By acceptance of the Assignment, Conveyance and Bill of
          ----------
Sale at the Closing, Buyer shall be deemed to have accepted and assumed responsibility for all obligations and liabilities of Seller (i) accruing from and after the Effective Time under the terms of the leases included in the Interests, under all prior assignments in the chain of title to said leases, and under all joint operating agreements and other similar agreements to which said leases are subject or pursuant to which operations are conducted on the Land,
(ii) relating to the environmental condition of and other conditions on and under the Land, whether existing as of the Effective Time or thereafter arising, and whether created by statute, regulation, rule, order, common law or contract, including, without limitation, any obligation to plug, replug or repair any well, or to restore, clean up or remediate the surface of the Land, and (iii) all obligations attributable to the Interests relating to gas overproduction, including balancing rights of third parties and any cash balancing obligations determined by contract, common law, settlement or court order or judgment. By acceptance of the Assignment of General Partnership Interest at the Closing, Buyer shall be deemed to have accepted and assumed responsibility for all obligations and liabilities of Seller as a general partner in Sycamore arising from and after the Effective Time.

     13.5 BOOKS AND RECORDS.  Seller shall deliver to Buyer, as soon as
          -----------------
practicable after the Closing Date (but in no event more than thirty (30) days after the Closing Date), all books, files, records and other information of Seller (including, without limitation, land, geological, geophysical and accounting files, records and other material) relating to the Interests. For a period of five (5) years after the delivery of such files and records, Buyer shall permit Seller reasonable access to such files and records, bust such right of access shall not constitute an obligation of Buyer to maintain such files in the same form as maintained by Seller prior to delivery thereof.


                                  ARTICLE 14

                                 MISCELLANEOUS
                                 -------------

     14.1 NOTICES.  All communications required or permitted to be given under
          --------
this Agreement shall be in writing and delivered, mailed or transmitted to the parties at the addresses set out below. Notices shall be deemed given when received except that notices given by facsimile transmission on weekends, holidays or after 5:00 p.m. Central Time, shall be deemed received on the next business day. If delivered by commercial delivery service or mailed by registered or certified mail, the delivery receipt shall be evidence of the date of receipt. Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

          (a)  Notices to Buyer:

               Gothic Energy Corporation
               5727 South Lewis Avenue - Suite 700
               Tulsa, Oklahoma 74105-7148
               Attn: Mr. Mike Paulk

               With copy to:

               Pray, Walker, Jackman, Williamson & Marlar
               900 Oneck Plaza - 100 West 5th Street
               Tulsa, Oklahoma 74103-4218
               (918)  581-5599 Facsimile
               Attn:  Mr. Ira L. Edwards, Jr.

          (b)  Notices to Seller:

               Norse Exploration, Inc.
               Norse Pipeline, Inc.
               2500 Tanglewilde, Suite 250
               Houston, Texas 77063
               (713)  975-0221 Facsimile
               Attn:  Mr. Oivind Risberg

               With copy to:

               Steelhammer & Miller, P.C.
               Three Riverway, Suite 700
               Houston, Texas 77056
               (713)  960-9204 Facsimile
               Attn:  Mr. Robert H. Steelhammer

     14.2 BINDING, EFFECT.  This Agreement shall be binding upon and shall
          ----------------
inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Buyer may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion.

     14.3  COUNTERPARTS. This Agreement may be executed in any number of
           -------------
counterparts which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

     14.4  EXPENSES. Each party hereto will bear and pay its own expenses of
           ---------
negotiating and consummating the transactions contemplated hereby.

     14.5  SECTION HEADINGS.  The section headings contained in this Agreement
           ----------------
are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     14.6  SUPERSEDING, EFFECT. This Agreement supersedes any prior agreement or
           ---------------------
understanding between the parties with respect to the subject matter hereof

     14.7  GOVERNING LAW; ENFORCEMENT. This Agreement shall be governed by,
           ---------------------------
construed and enforced in accordance with the laws of the state of Oklahoma applicable to contracts made and to be performed entirely therein. The prevailing party in any litigation initiated to enforce rights under or collect damages for breach of this Agreement shall be entitled to reimbursement from the non-prevailing party of all costs and expenses, including attorneys' fees, incurred by the prevailing party in connection with such litigation.

     14.8  EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to herein
           -----------------------
are attached hereto and by this reference made a part hereof.

     14.9  ANNOUNCEMENTS. Seller and Buyer shall consult with each other with
           --------------
regards to all press releases and other announcements issued by either party concerning this Agreement or the transaction contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party.

     14.10 SURVIVAL.  The representations and warranties of Seller set in
           --------
Article 4 hereof shall expire at, and be of no further force or effect after, the Closing, and Buyer shall have no claim against Seller for inaccuracy of any such representation or breach of any such warranty from and after the Closing. Buyer's only recourse for discovery of the inaccuracy of any representation or the breach of any warranty set out in Section 4 hereof shall be excused performance of Buyer's obligation to close pursuant to Section 9. 1 hereof. The representations and warranties of Buyer as set out in Article 5 hereof shall survive the Closing. The covenants of the parties under this Agreement shall survive the Closing (for this purpose, nothing contained in Article 4 hereof shall be deemed to be a covenant).

     14.11 FURTHER ASSURANCES.  After the Closing, the parties shall, at the
           -------------------
sole cost and expense of the requesting party if more than an immaterial expense is involved, (i) furnish such additional information, (ii) execute and deliver such additional documents, and
(iii) perform such additional acts, as may be necessary and reasonably requested by the other party or parties to effect the transaction contemplated by this Agreement.

     14.12 WAIVER.  The rights and remedies of the parties to this Agreement
           -------
are cumulative and not alternative. Neither the failure nor any delay by any party exercising any right, power or privilege under this Agreement or the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, to the maximum extent permitted by applicable law, (i) no waiver of any claim or right under this Agreement will be valid unless evidenced by a writing signed by the waiving party, (ii) no waiver given by a party will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.


                                  ARTICLE 15

             HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976
             ----------------------------------------------------

     The parties have determined that the Hart-Scott-Rodino Antitrust Act of 1976 does not apply to this transaction.


                                  ARTICLE 16

                           DISCLAIMERS OF WARRANTIES
                           -------------------------

     Seller has not made, and will not make, any warranty or representation, express, implied, or statutory, whatsoever in connection with this Agreement or the transaction contemplated by it, including the accuracy or completeness of data, information, or materials furnished at any time to Buyer in connection with the Interests, or the quality or quantity of hydrocarbons reserves (if any) attributable to the Properties, or the ability of the Properties to produce hydrocarbons. None of Seller's Associated Parties is authorized to make any warranty or representation on Seller's behalf. All data, information, and other materials furnished by Seller are provided to Buyer as a convenience, and reliance on or use of them is at Buyer's sole risk.

     Executed as of the date first above written.

                              SELLERS:

                              NORSE EXPLORATION, INC.,
                                A DELAWARE CORPORATION


                         BY:
                              --------------------------------------------------
                              BRUCE L. TAYLOR, VICE PRESIDENT LAND

                              * EXECUTED SUBJECT TO THE RECEIPT OF DEPOSIT IN THE AMOUNT OF $1,075,000 PER ARTICLE 2.4.


                              AND


                              NORSE PIPELINE, INC.,
                                A DELAWARE CORPORATION


                         BY:
                              --------------------------------------------------
                              BRUCE L. TAYLOR, VICE PRESIDENT LAND


                              * EXECUTED SUBJECT TO THE RECEIPT OF DEPOSIT IN THE AMOUNT OF $1,075,000 PER ARTICLE 2.4.


                              AND


                              BUYER:

                              GOTHIC ENERGY CORPORATION
                                AN OKLAHOMA CORPORATION


                         BY:
                              --------------------------------------------------
                              MICHAEL PAULK, PRESIDENT